Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with this Quarterly Report of Senmiao Technology Limited (the “Company”) on Form 10-Q for the quarter period ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Xi Wen, Chief Executive Officer of the Company, and Xiaoyuan Zhang, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 14, 2022	By:	/s/ Xi Wen
	Name:	Xi Wen
	Title:	Chief Executive Officer
(Principal Executive Officer)

Dated: February 14, 2022	By:	/s/ Xiaoyuan Zhang
	Name:	Xiaoyuan Zhang
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)